Exhibit 3.2

                             State of New Hampshire


Filing fee $35.00                                                    Form No. 14
Use black print or type                                          RSA 293-A:10.06


                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION


PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATIONS ACT, THE UNDERSIGNED CORPORATIONADOPTS THE FOLLOWING ARTICLES OF AMENEDMENT TO ITS ARTICLES OF INCORPROATION:

      FIRST: the name of the incorporation is
      Ameri-can Railway Systems, Incorporated
      ---------------------------------------

      SECOND: The text of each amendment adopted is:
            RESOLVED THAT ARTICLE 1 OF THE CORPORATION'S ARTICLES OF INCORPORATION IS NOW AMENDED TO READ AS FOLLOWS: THE NAME OF THE CORPORATION IS ARS NETWORKS, INCORPORATED.
            THIS ACTION SHALL BE EFFECTIVE THE 23RD DAY OF MARCH, 2000.

      Third: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provision for implementing the amendment(s) if not contained in the above amendment are:

            N/A

      FOURTH: The amendment(s) were adopted on (date) March 23, 2000
                                                      --------------

      FIFTH: (Check one)
            A:  X   The amendments(s) were adopted by the incorporators or board
               ---  of directors without shareholder action and shareholder action was not required.
            B: ___  The amendment(s) were approved by the shareholders.


                                                           Number of votes
   Designation                              Number of        indisputably
(class of shares)       Number of        votes entitled    represented at
 of voting group   shares outstanding      to be cast        the meeting
-----------------  ------------------    --------------    ---------------

      N/A

   Designation                                               Total number of
(class of shares)       Total number of votes cast   OR        undisputed
of voting shares           FOR         AGAINST               Votes cast FOR
----------------           ---         -------               --------------

      N/A


      SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

      Dated   March 23, 2000
            ----------------


                                    Ameri-can Railway Systems, Incorporated
                                    ---------------------------------------

                                    By:   /s/ Sydney Harland
                                    ---------------------------------------
                                    Signature of the Chairman and CEO

                                    Sydney Harland
                                    ---------------------------------------
                                    Print or type name